LIFE INSURANCE APPLICATION
PART I

[LOGO]

Instructions


This Application Package Includes:

1.  An Important Notice form.

    INSTRUCTIONS:

    Please give to the proposed insured in every case.

2.  A Temporary Insurance Agreement (TIA)

    INSTRUCTIONS:

    Give a copy of the completed TIA form to the applicant in exchange for an advance payment.

    IMPORTANT: Never ask for or accept an advance payment unless all questions on the TIA are answered "NO" and you believe the proposed insured is a good risk. Completion of the TIA means you endorse the risk.

    Collect at least the minimum advance payment and do not exceed the maximum advance payment according to the Rate Manual limits. All checks should be made payable to "LINCOLN NATIONAL LIFE INSURANCE COMPANY."

    Be sure the applicant understands the terms of the TIA and acknowledges that fact by signing the agreement.

    A licensed agent/representative must also sign the TIA.

    Give a copy to the applicant and include the original TIA with the Part I package.

    If advance payment is not made, remove both TIA forms from the Part I package before sending the application to the The Company.

    REMINDER:THE TIA SHOULD NOT BE USED ON POLICIES THAT WILL BE DATED AHEAD.

3.  An Application -- Part I

    INSTRUCTIONS:

    Write legibly. Complete all questions. Explain answers where asked to in the spaces provided.

    The Part I must be signed by the proposed insured and any applicant if other than the insured. The signatures of the owner and the sub-owner are required. A licensed agent/ representative must witness the signatures.

    Leave pages attached at the top when submitting to the The Company. DO NOT SEPARATE.

--------------------------------------------------------------------------------
    GENERAL INSTRUCTIONS:
     - WRITE WITH BLACK OR DARK BLUE INK.
     - ERASURES AND WHITEOUTS ARE NOT ACCEPTABLE.
     - ANY ALTERATIONS MUST BE INITIALED BY THE APPLICANT.
--------------------------------------------------------------------------------
DETAILED INSTRUCTIONS FOR COMPLETING THE ATTACHED FORMS CAN BE FOUND IN THE INB MANUALS.

B10313                         557744 (4-97)

IMPORTANT NOTICE


Since you have applied for insurance, we'd like you to know more about our underwriting process and what occurs after you submit your application.

THE UNDERWRITING PROCESS
    All forms of insurance are based on the concept of risk-sharing. Underwriters seek to determine the level of risk represented by each applicant and then assign that person to a group with similar risk characteristics. In this way, the risk potential can be spread among all policyholders within a given risk group, assuring that each assumes his or her fair share of the insurance cost.
    Underwriters collect and review risk factors such as age, occupation, physical condition, medical history and any hazardous avocations. The level of risk and premium for the amount of coverage requested is based on this information.
    If you, like most of our applicants, are not subject to unusual accident hazards and meet our risk selection standards, underwriters will approve your application and will issue your policy at standard rates. In other cases, we may charge a higher premium, offer limited coverage or decline insurance. Our goal is to provide the coverage you need in an equitable manner. To do this we may ask for additional information about you or any other person to be insured and we may request a medical exam, electrocardiogram, blood or urine sample or additional information from sources such as attending physicians, hospitals, the Medical Information Bureau, or an Investigative Consumer Report. (A full description of the Medical Information Bureau and Investigative Consumer Reports follows and should be read carefully.) When information from another party is needed, this information will only be requested with your written authorization, which is obtained when the application is completed.
    You are our most important source of information and in some cases we may wish to telephone you directly for an interview. A Lincoln National Life Insurance Company interviewer from our Underwriting Department may call you to review and verify information provided on your application and ask additional questions which will aid in evaluating your application for insurance. You benefit because complete underwriting information may result in lower rates.

CONFIDENTIALITY
    Information we collect about you will not be given to anyone without your consent, except when it is necessary for conducting our business. The only people who have access to the information are employees or those of our reinsurers who service your policy or claim and those who have an insurance related, regulatory, legal, research or marketing need for the information. In other situations, we will ask you for written authorization to disclose information about you.

IF YOU WOULD LIKE TO KNOW WHAT INFORMATION LINCOLN NATIONAL LIFE INSURANCE COMPANY HAS ON FILE ABOUT YOU OR IF YOU DESIRE BACKGROUND INFORMATION ON THE INVESTIGATIVE CONSUMER REPORT, PLEASE WRITE OR CALL:

         Individual Underwriting Department
         Lincoln National Life Insurance Company
         Hartford, CT  06152
         (860) 726-5027

    To protect your privacy, we will request proper identification (Social Security Number, Policy Number, etc.). We will then advise you of the nature and substance of the information by phone, or if you prefer, in writing. We can also arrange for you to see or obtain copies of the information in our files that was provided either by you or a third party. We may ask you to pay for the cost of copying the information which you request.
    We reserve the right to disclose medical information only to a doctor and we will request that you provide us with the name of your physician. Within 30 days from the date we receive your request, we will furnish you and/or your doctor the information that we have about you that you are entitled to receive.
    If you believe any of the information we have furnished you is incorrect or incomplete, you may request correction or amendment of our information and include any appropriate documentation to support your claim. If we agree with your request, we will make the correction and furnish a notice of the correction to any person or organization which provided the information to us or received the information from us.
    If we do not agree with your correction, we will let you know our reasons and you may place on record a concise statement explaining the basis of your dispute. This information will be clearly noted in any future disclosure of the information. Also, the statement of dispute will be given to other persons and organizations who have supplied us with such information or received it from us in the past.

FAIR CREDIT REPORTING ACT
    As a part of our routine procedure for processing your initial application, we may request that an Investigative Consumer Report be made. The insurance support organization making the report may obtain a copy of the report and disclose its contents to others for whom it performs such services. This report typically includes information such as identity and residence verification, character, reputation, marital status, estimate of worth and income, occupation, avocations, medical history, habits, mode of living and other personal characteristics.
    You have the right to be personally interviewed as part of any investigative consumer report which is completed. If you desire such an interview, please indicate this at the time your application is submitted.
    Additional information is usually obtained from several different sources. Confidential interviews are conducted with neighbors, friends, business associates, and acquaintances. Public records are carefully reviewed.
    Past experience shows that information from investigative reports usually does not have an adverse effect on our underwriting decision. If it should, we will notify you in writing and identify the reporting agency. At that point, if you wish to do so, you may discuss the matter with the reporting agency.
    All of these rights are guaranteed to you by the Fair Credit Reporting Act, which took effect in April, 1971. The procedures called for in this law are consistent with our long-standing feeling concerning consumer reports and we fully support this legislation.

MEDICAL INFORMATION BUREAU
    Information you provide regarding your insurability or claims will be treated as confidential except that Lincoln National Life Insurance Company or its reinsurers, may make a brief report of it to the Medical Information Bureau. This is a nonprofit membership organization of life insurance companies which operates an information exchange on behalf of its members.
    Upon request by another member insurance company to which you have applied for life or health insurance coverage or submitted a claim, the Bureau will provide the information it may have in its file.
    Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file.
    If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's Information Office is: Post Office Box 105, Essex Station, Boston, MA
02112 - Telephone number (617)426-3660.
    The Lincoln National Life Insurance Company or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance or to whom a claim for benefits may be submitted.

LIFE INSURANCE APPLICATION
PART I

[LOGO]



                                                                                                        NO.
----------------------------------------------------------------------------------------------------------------------------------
                                                             POLICY INFORMATION
----------------------------------------------------------------------------------------------------------------------------------
  1.  Proposed Insured's Name (FIRST, M.I., LAST,               2.  Proposed Insured's SS #                       3.  Sex
      AS IT IS TO APPEAR ON POLICY)
                                                                ___ ___ ___ - ___ ___ - ___ ___ ___ ___           / / M  / / F

----------------------------------------------------------------------------------------------------------------------------------
  4.  Date of Birth     5.  Age nearest Birthday    6.  Place of Birth   7.  Insured's drivers license number and State of issue:

                                                    (STATE) ___________
----------------------------------------------------------------------------------------------------------------------------------
  8.  Home Address (NO., STREET, CITY, STATE & ZIP CODE)                 9. Phone Numbers and most convenient time Proposed
                                                                            Insured can be reached
                                                                            (Home) ______________________    / /AM     / / PM
                                                                            (Work) ______________________    / /AM     / / PM
----------------------------------------------------------------------------------------------------------------------------------
 10.  WHOLE LIFE INSURANCE                                 Plan

----------------------------------------------------------------------------------------------------------------------------------
    / / OL Face Amount                 $  ____________                      / / Lump Sum Premium                $  _____________
    / / Target Amount                  $  ____________                      / / Level Term Rider Face Amount    $  _____________
    / / TTR Escalator                     ___________%                      / / Additional Term Rider              ____________%
    / / Term Purchase Option           $  ____________                           Start Year ________    Stop Year ________
    / / CPR/Target Premium             $  ____________
----------------------------------------------------------------------------------------------------------------------------------
      BENEFITS (IF AVAILABLE)
    / / Waiver of Premium                                                   / / Optional Purchase of
                                                                                Additional Insurance            $  _____________
    / / Additional Indemnity (IF LESS
        THAN FACE)                     $  ____________                      / /
----------------------------------------------------------------------------------------------------------------------------------
 11.  FLEXIBLE PREMIUM UNIVERSAL LIFE                      Plan
      INSURANCE
----------------------------------------------------------------------------------------------------------------------------------
    / / Specified Amount                                                    / / Planned Annual Premium          $  _____________
    / / Specified Amount Plus Cash Value/Accumulation Value                 / / Lump Sum Deposit                $  _____________
    / / Initial Specified Amount       $  ____________                      / /
----------------------------------------------------------------------------------------------------------------------------------
      BENEFITS (IF AVAILABLE)
    / / Waiver of Monthly Deduction                                         / / Additional Indemnity            $  _____________
                                                                                (IF LESS THAN FACE)
    / / Waiver of Specified Premium    $  ____________
    / / Guaranteed Insurability Rider  $  ____________
----------------------------------------------------------------------------------------------------------------------------------
 12.  OTHER INSURANCE                                      Plan

----------------------------------------------------------------------------------------------------------------------------------
    / / Face Amount                    $  ____________
----------------------------------------------------------------------------------------------------------------------------------
      BENEFITS (IF AVAILABLE)
    / / Waiver of Premium              / / Additional Indemnity (IF LESS THAN FACE)  $  ____________   / /
----------------------------------------------------------------------------------------------------------------------------------
 13.  Shall the Automatic Premium Loan provision (if available) be made effective?                    / / Yes   / / No
----------------------------------------------------------------------------------------------------------------------------------


B10313 LL                             (4-97)                              Page 1


----------------------------------------------------------------------------------------------------------------------------------
 14.  How shall premiums be payable?
      / / Annually       / / Semi-Annually         / /Quarterly        / /PAC        / / Salary Allotment      / / Account Billed
----------------------------------------------------------------------------------------------------------------------------------
 15.  To whom shall premium notices be sent?
      / / To both Insured and Owner               / / To Owner only
----------------------------------------------------------------------------------------------------------------------------------
 16.  If Insured is to receive premium notices, where should they be sent?
      / / Insured's residence                      / / Insured's business             / / Other
----------------------------------------------------------------------------------------------------------------------------------
 17.  Owner (if other than insured) Billing Address (NO., STREET, CITY, STATE & ZIP CODE)

----------------------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED INSURED INFORMATION
----------------------------------------------------------------------------------------------------------------------------------
 18.  Name of employer and nature of business

----------------------------------------------------------------------------------------------------------------------------------
 19.  Place of Business (NO., STREET, CITY, STATE & ZIP CODE)

----------------------------------------------------------------------------------------------------------------------------------
 20.  Current Occupation/Position           21.   How long so employed?             22.   Duties


----------------------------------------------------------------------------------------------------------------------------------
 23.  Do you contemplate flying, or have you flown during the past 2 years as a pilot, student pilot or crew member?
      / / Yes        / / No         IF YES, AN AVIATION SUPPLEMENT IS REQUIRED.
----------------------------------------------------------------------------------------------------------------------------------
 24.  Do you plan to participate or have you participated within the past 2 years in motor vehicle or boat racing, hang gliding or sky, skin, or scuba diving or similar sports?
      / / Yes        / / No         IF YES, COMPLETE AVOCATION QUESTIONNAIRE.
----------------------------------------------------------------------------------------------------------------------------------
 25.  Do you contemplate residence or travel outside of the United States or Canada for more than 30 days within the next year?
      / / Yes        / / No         IF YES, COMPLETE FOREIGN TRAVEL OR RESIDENCE QUESTIONNAIRE.
----------------------------------------------------------------------------------------------------------------------------------
26.   Have you had convictions within the past 3 years for motor vehicle moving violations, or had your license suspended, revoked or restricted?
      / / Yes        / / No         IF YES, GIVE DETAILS BELOW.


----------------------------------------------------------------------------------------------------------------------------------
 27.  Have you ever been convicted of a felony?
      / / Yes       / / No         IF YES, GIVE DETAILS BELOW.


----------------------------------------------------------------------------------------------------------------------------------
 28.  Have you used any form of tobacco or nicotine substitute within the last 12 months?
      / / Yes       / / No         IF YES, DESCRIBE BELOW THE FREQUENCY, QUANTITY AND KIND OF TOBACCO OR NICOTINE SUBSTITUTE USED.


----------------------------------------------------------------------------------------------------------------------------------
                                                          OTHER / EXISTING COVERAGE
----------------------------------------------------------------------------------------------------------------------------------

 29.  Have you ever applied for any Life or Health Insurance which was denied, required an extra premium, or was issued for a reduced face amount?
      / / Yes       / / No         IF YES, GIVE FULL DETAILS BELOW.


----------------------------------------------------------------------------------------------------------------------------------
 30.  Are you applying or have you negotiated for other Life or Health Insurance either formally or informally, within the last 6 months?
      / / Yes       / / No         IF YES, GIVE DETAILS BELOW.



----------------------------------------------------------------------------------------------------------------------------------


B10313 LL                                                                Page 2


----------------------------------------------------------------------------------------------------------------------------------
 31.  Will you discontinue coverage, stop paying premiums, initiate a reduction in face amount, or borrow or surrender cash value
      on any Life Insurance or Annuity if this insurance is issued?   / / Yes   / / No  (If YES, GIVE FULL DETAILS IN SPACE BELOW)
----------------------------------------------------------------------------------------------------------------------------------
                                       COMPANY                       POLICY NUMBER                           AMOUNT
                   --------------------------------------------------------------------------------------------------------------

 FORWARD PROPER    --------------------------------------------------------------------------------------------------------------

 REPLACEMENT FORMS, --------------------------------------------------------------------------------------------------------------

 IF REQUIRED.      --------------------------------------------------------------------------------------------------------------

                   --------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 32.  What is the total amount of Life Insurance (Personal and Business) presently in force on your life EXCLUDING ANY POLICIES
      THAT WILL BE REPLACED?  The amount shown for each policy should also include coverage under any term riders, but Group or
      Health Insurance policies should not be included.  List each policy separately.  IF NONE, SO STATE.
----------------------------------------------------------------------------------------------------------------------------------
                   COMPANY                       WHEN ISSUED                   AMOUNT                        AI AMOUNT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                           POLICYOWNER INFORMATION
----------------------------------------------------------------------------------------------------------------------------------
 33.  Policyowner Name (GIVE FULL NAME AND RELATIONSHIP TO PROPOSED INSURED. IF TRUST, INCLUDE TRUSTEE(S)/TRUST NAME/TRUST DATE)


----------------------------------------------------------------------------------------------------------------------------------
 34.  If Owner is other than the Insured, Owner SS # or Tax ID #

    ___ ___ ___ - ___ ___ - ___ ___ ___ ___   OR   ___ ___ - ___ ___ ___ ___ ___ ___ ___
----------------------------------------------------------------------------------------------------------------------------------
 35.  Contingent Owner, if any, AND relationship to Proposed Insured


----------------------------------------------------------------------------------------------------------------------------------
 36.  I(We) have paid $  _____________________ to the Agent/Representative in exchange for the Temporary Life Insurance
      Agreement, and I(we) acknowledge that I(we) fully understand and accept its terms.
----------------------------------------------------------------------------------------------------------------------------------
 37.  ADDITIONAL INSTRUCTIONS


----------------------------------------------------------------------------------------------------------------------------------
                                                           BENEFICIARY INFORMATION
----------------------------------------------------------------------------------------------------------------------------------
  38. All Primary Beneficiaries who survive the Insured shall share equally unless otherwise indicated.  If no Primary
      Beneficiary survives the Insured, benefits will be paid in equal shares to the Contingent Beneficiaries, if surviving the
      Insured, unless otherwise specified.
----------------------------------------------------------------------------------------------------------------------------------
   a. PRIMARY BENEFICIARY AND RELATIONSHIP TO PROPOSED INSURED IF PERSONAL BENEFICIARY
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   b. CONTINGENT BENEFICIARY AND RELATIONSHIP TO PROPOSED INSURED IF PERSONAL BENEFICIARY
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 39.  If Beneficiary or Owner is other than an individual, indicate whether:
      Beneficiary is a:       / / Corporation          / / Partnership      / / Other ___________________________________________
      Owner is a:             / /Corporation           / / Partnership      / / Other ___________________________________________
      Name of person authorized to transact business  ___________________________________________________________________________
----------------------------------------------------------------------------------------------------------------------------------


B10313 LL                                                                 Page 3

----------------------------------------------------------------------------------------------------------------------------------
                                                        CERTIFICATIONS AND SIGNATURES
----------------------------------------------------------------------------------------------------------------------------------
I(We) have read the above questions and answers and declare that they are complete and true to the best of my(our) knowledge and belief.  I(We) agree, a) that this Application (Part I, pages 1 and 2, 3 and 4; Part II; or Part IIA if required) shall form a part of any Policy issued, and b) that no Agent/Representative of the Company shall have the authority to waive a complete answer to any question in this Application, make or alter any contract, or waive any of the Company's other rights or requirements.
I(We) further agree that no insurance shall take effect (except as provided in the Temporary Life Insurance Agreement if advance payment has been made and acknowledged above and such Agreement issued) unless and until the Policy has been delivered to and accepted by me(us) and the initial premium paid during the lifetime of the Proposed Insured(s) and provided the Proposed Insured
(s) remain in the state of health and insurability represented in Parts I and II of this application, or Part IIA if required.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR
STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING
ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AS DETERMINED BY A COURT OF COMPETENT
JURISDICTION.

UNDER PENALTIES OF PERJURY, IT IS CERTIFIED THAT:  (a) THE SOCIAL SECURITY OR EMPLOYER ID NUMBERS SHOWN IN THIS APPLICATION ARE
CORRECT TAXPAYER IDENTIFICATION NUMBERS, AND (b) THE HOLDERS OF SAID NUMBERS ARE NOT SUBJECT TO ANY BACKUP WITHHOLDING OF U.S.
FEDERAL INCOME TAX FOR FAILURE TO REPORT INTEREST OR DIVIDENDS.
----------------------------------------------------------------------------------------------------------------------------------
 Dated at (City and State)                                           On  (Month, Day & Year)

----------------------------------------------------------------------------------------------------------------------------------
 Witness - Licensed Agent/Representative                             Signature of Proposed Insured

----------------------------------------------------------------------------------------------------------------------------------
 Witness - Licensed Agent/Representative                             Signature of Proposed Insured

----------------------------------------------------------------------------------------------------------------------------------
 Witness                                                             Signature of Applicant/Owner if other than Proposed Insured

----------------------------------------------------------------------------------------------------------------------------------
 Witness                                                             Signature of Applicant/Owner if other than Proposed Insured

----------------------------------------------------------------------------------------------------------------------------------
B10313                                                                                                                     Page 4


----------------------------------------------------------------------------------------------------------------------------------
                                                       CERTIFICATION BY REPRESENTATIVE
----------------------------------------------------------------------------------------------------------------------------------
The Licensed Representative who witnessed the signature(s) on this Application certifies that:
 1)  He/she asked all the questions on this application, and recommends this risk to the Company without reservation.
 2)  The policy being applied for /  / is  /  / is not intended to replace existing Life Insurance or Annuity.
    IF YES, THE APPROPRIATE REPLACEMENT FORM MUST BE GIVEN TO THE CLIENT AT TIME OF APPLICATION.
----------------------------------------------------------------------------------------------------------------------------------
  LICENSED              Signature
  REPRESENTATIVE                                                               (If other than Controlling Producer)
----------------------------------------------------------------------------------------------------------------------------------
  CONTROLLING           Signature           Office Code         S.S. # / TIN #           Producer Code            Share %
  PRODUCER
----------------------------------------------------------------------------------------------------------------------------------
  SECOND                Name                Office Code         S.S. # / TIN #           Producer Code            Share %
  PRODUCER
----------------------------------------------------------------------------------------------------------------------------------
  THIRD                 Name                Office Code         S.S. # / TIN #           Producer Code            Share %
  PRODUCER
----------------------------------------------------------------------------------------------------------------------------------
  CONSULTANT            Name                Office Code         S.S. # / TIN #           Producer Code            Share %
----------------------------------------------------------------------------------------------------------------------------------
  SECOND                Name                Office Code         S.S. # / TIN #           Producer Code            Share %
  CONSULTANT

----------------------------------------------------------------------------------------------------------------------------------
                                                SECTION FOR FIELD OFFICE ADMINISTRATION STAFF
----------------------------------------------------------------------------------------------------------------------------------
 1.  Verify that the licensed Representative who signed the application is licensed in the state in which the application was taken.

 2.  Answer the following with respect to the Controlling Producer.
     a. License for Lincoln National Life Insurance Company is   / / in force   / / pending    / / not required
     b. Contract pending - what type? _____________________________________________________________________________

 3.  Office to which contract is to be sent _____________________________________________     4. Office Code ______________
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
 THE FOLLOWING QUESTIONS RELATE TO THE PROPOSED INSURED AND ARE TO BE ANSWERED FULLY BY THE LICENSED REPRESENTATIVE
----------------------------------------------------------------------------------------------------------------------------------
 1a. How long and how well have you known the Proposed Insured?



  b. Has the Proposed Insured ever been known by another name?  LIST ALL.



----------------------------------------------------------------------------------------------------------------------------------
 2.  WHEN and for WHAT reason did the Proposed Insured last consult a physician?  INCLUDE PHYSICIAN'S NAME AND ADDRESS.



----------------------------------------------------------------------------------------------------------------------------------
 3.  Basis of Application:   (CHECK ONE)         / / Nonmedical           / / Medical         / / Paramedical

     An appointment has been made with _________________________________________ on ____________________________
----------------------------------------------------------------------------------------------------------------------------------
 4.  Rate Basis:     (CHECK ONE)                 / / Gender Neutral       / / Sex-Distinct
----------------------------------------------------------------------------------------------------------------------------------
 5.  List business associates or family members on whom Applications are also being submitted.



----------------------------------------------------------------------------------------------------------------------------------
 6.  Total Net Worth (exclusive of Life Insurance)    $  ________________      Annual Earned Income     $  _______________
     How much of Net Worth is in liquid investments
     and savings?                                     $  ________________      Other Income             $  _______________
----------------------------------------------------------------------------------------------------------------------------------

B10313                                                                    Page 5

                                    AUTHORIZATION

The purpose of this authorization is to allow the Insurance Company to determine your eligibility for life or health insurance coverage or a claim for benefits under a life or health policy.

I AUTHORIZE any medical professional, hospital, medical care institution, insurer, Medical Information Bureau, Inc., consumer reporting agency, Social Security Administration, employer, or other person having records or knowledge of me or my family members' physical or mental health, or any other information bearing on our insurability, to give Lincoln National Life Insurance Company, and its reinsurers, or any consumer reporting agency acting on the Company's behalf, any such information. This shall include all information about my(our) medical history, diagnosis, treatment, and prognosis including information regarding alcohol or drug abuse.

I AUTHORIZE the Insurance Company to have a blood sample and urine sample analyzed for the purpose of underwriting my application for insurance coverage. The analysis of the blood and urine sample may include, but is not limited to, tests where allowed by law for diabetes, liver function, kidney disorders, cholesterol and related blood lipids, presence of acquired immune deficiency syndrome antibodies, immune disorder, or the presence of medication, drugs, or nicotine. I AUTHORIZE the Insurance Company to disclose the results of these tests to the Medical Information Bureau described in the Important Notice.

I UNDERSTAND THAT my(our) medical records may be protected by certain Federal Regulations, especially as they apply to any drug or alcohol abuse data. I understand that I(we) may revoke this authorization at any time as it pertains to any such drug or alcohol abuse data by written notification; however, any action taken prior to revocation will not be affected.

This authorization shall be valid for a period of two years after the date it is signed. A photographic copy of this authorization shall be as valid as the original. I will be given a copy of this authorization at my request. An investigative consumer report may be obtained and if such a report is obtained, I may request to be interviewed in connection with the preparation of that report. If a consumer report is obtained, / / I do / / do not request to be interviewed.

I ACKNOWLEDGE the receipt of the Important Notice containing Fair Credit Reporting Act and Medical Information Bureau, Inc. information.


Signed  on
          --------------------, ----------------------------------------------
          Month         Day       Year      Signature of Proposed Insured




----------------------------------------------------------------------------------------------------------------------------------
 PROVIDING THE FOLLOWING INFORMATION WILL HELP US BETTER UNDERSTAND OUR MARKETPLACE AND, ULTIMATELY WILL RESULT IN BETTER SERVICE
 TO YOU AND YOUR CLIENTS.  PLEASE PROVIDE AS MUCH INFORMATION AS POSSIBLE.
----------------------------------------------------------------------------------------------------------------------------------
 1)  What is the purpose of this insurance?

    / / Estate Taxation                               / / Buy/Sell                                 / / Family Income
    / / Estate Maximization                           / / Key Man                                  / / Charitable Gift
    / / Estate Liquidity                              / / Deferred Compensation                    / / Other ___________________

 2)  Occupation of the Insured

    / / Business Owner            / / Executive       / / Professional         / / Retiree         / / Other ___________________

 3)  How was this business initiated?

    / / Fee Client Referral                 / / Other Referral            / / Seminar              / / Cold Telephone Call
    / / Non-Fee Client Referral             / / Repeat Sale               / / Association          / / Other ___________________
    / / Advisor Referral                    / / Broker                    / / Direct Mail

 4)  Type of Client Relationship

     CHECK ONE ONLY:                        / / New fee client (new contract signed within 12 months)
                                            / / Renewal fee client (renewal contract signed within 12 months)
                                            / / Old fee client (no contract signed within 12 months)
                                            / / Not a fee client
----------------------------------------------------------------------------------------------------------------------------------
IF AMOUNT APPLIED FOR IS $100,000 OR OVER, A COVER LETTER SHOULD BE SUBMITTED WITH THE APPLICATION, INCLUDING FINANCIAL AND
GENERAL BACKGROUND INFORMATION ON THE PROPOSED INSURED, AND ON THE BUSINESS IF A BUSINESS INSURANCE SALE.


B10313                                                                   Page 6

VUL ADDENDUM TO APPLICATION

[LOGO]

INSTRUCTIONS

This Application Package Includes:

1.  An Important Notice form.

    INSTRUCTIONS:

    Please give to the proposed insured in every case.

2.  A VUL Addendum to Application

    INSTRUCTIONS:

    Write legibly. Complete all questions. Explain answers where asked to in the spaces provided.

    Transfer(s) from the Fixed Account may only be made during the 30-day period following each Policy Anniversary and is (are) subject to a maximum annual limit of 20% of the Fixed

    Account Value as of that Policy Anniversary.  (See Policy Specification
    Page)

    The VUL Addendum must be signed by the proposed insured(s) and any applicant if other that the insured(s). The signatures of the owner and subowner are required. A licensed agent/ representative must witness the signatures.

    Leave pages attached when submitting to the Company.

    DO NOT SEPARATE.
------------------------------------------------------------------------------
      GENERAL INSTRUCTIONS:
       - WRITE WITH BLACK OR DARK BLUE INK.
       - ERASURES AND WHITEOUTS ARE NOT ACCEPTABLE.
       - ANY ALTERATIONS MUST BE INITIALED BY THE APPLICANT.
------------------------------------------------------------------------------
    DETAILED INSTRUCTIONS FOR COMPLETING THE ATTACHED FORM CAN BE FOUND IN THE INB MANUALS.

B10318                         557758 (4-97)

IMPORTANT NOTICE

Since you have applied for insurance, we'd like you to know more about our underwriting process and what occurs after you submit your application.

THE UNDERWRITING PROCESS
    All forms of insurance are based on the concept of risk-sharing. Underwriters seek to determine the level of risk represented by each applicant, and then assign that person to a group with similar risk characteristics. In this way, the risk potential can be spread among all policyholders within a given risk group, assuring that each assumes his or her fair share of the insurance cost.
    Underwriters collect and review risk factors such as age, occupation, physical condition, medical history and any hazardous avocations. The level of risk and premium for the amount of coverage requested is based on this information.
    If you, like most of our applicants, are not subject to unusual accident hazards, and meet our risk selection standards, underwriters will approve your application and will issue your policy at standard rates. In other cases, we may charge a higher premium, offer limited coverage or decline insurance. Our goal is to provide the coverage you need in an equitable manner. To do this we may ask for additional information about you or any other person to be insured and we may request a medical exam, electrocardiogram, blood or urine sample or additional information from sources such as attending physicians, hospitals, the Medical Information Bureau, or an Investigative Consumer Report. (A full description of the Medical Information Bureau and Investigative Consumer Reports follows and should be read carefully.) When information from another party is needed, this information will only be requested with your written authorization, which is obtained when the application is completed.
    You are our most important source of information and in some cases we may wish to telephone you directly for an interview. A Lincoln National Life Insurance Company interviewer from our Underwriting Department may call you to review and verify information provided on your application and ask additional questions which will aid in evaluating your application for insurance. You benefit because complete underwriting information may result in lower rates.

CONFIDENTIALITY
    Information we collect about you will not be given to anyone without your consent, except when it is necessary for conducting our business. The only people who have access to the information are employees or those of our reinsurers who service your policy or claim and those who have an insurance related, regulatory, legal, research or marketing need for the information. In other situations, we will ask you for written authorization to disclose information about you.

IF YOU WOULD LIKE TO KNOW WHAT INFORMATION LINCOLN NATIONAL LIFE INSURANCE COMPANY HAS ON FILE ABOUT YOU OR IF YOU DESIRE BACKGROUND INFORMATION ON THE INVESTIGATIVE CONSUMER REPORT, PLEASE WRITE OR CALL:

    Individual Underwriting Department
    Lincoln National Life Insurance Company
    Hartford, CT  06152
    (860) 726-5027

    To protect your privacy, we will request proper identification (Social Security Number, Policy Number, etc.). We will then advise you of the nature and substance of the information by phone, or if you prefer, in writing. We can also arrange for you to see or obtain copies of the information in our files that was provided either by you or a third party. We may ask you to pay for the cost of copying the information which you request. We reserve the right to disclose medical information only to a doctor and we will request that you provide us with the name of your physician. Within 30 days from the date we receive your request, we will furnish you and/or your doctor the information that we have about you that you are entitled to receive. If you believe any of the information we have furnished you is incorrect or incomplete, you may request correction or amendment of our information and include any appropriate documentation to support your claim. If we agree with your request, we will make the correction and furnish a notice of the correction to any person or organization which provided the information to us or received the information from us.
    If we do not agree with your correction, we will let you know our reasons and you may place on record a concise statement explaining the basis of your dispute. This information will be clearly noted in any future disclosure of the information. Also, the statement of dispute will be given to other persons and organizations who have supplied us with such information or received it from us in the past.

FAIR CREDIT REPORTING ACT
    As a part of our routine procedure for processing your initial application, we may request that an Investigative Consumer Report be made. The insurance support organization making the report may obtain a copy of the report and disclose its contents to others for whom it performs such services. This report typically includes information such as identity and residence verification, character, reputation, marital status, estimate of worth and income, occupation, avocations, medical history, habits, mode of living and other personal characteristics.
    You have the right to be personally interviewed as part of any investigative consumer report which is completed. If you desire such an interview, please indicate this at the time your application is submitted.
    Additional information is usually obtained from several different sources. Confidential interviews are conducted with neighbors, friends, business associates, and acquaintances. Public records are carefully reviewed.
    Past experience shows that information from investigative reports usually does not have an adverse effect on our underwriting decision. If it should, we will notify you in writing and identify the reporting agency. At that point, if you wish to do so, you may discuss the matter with the reporting agency.
    All of these rights are guaranteed to you by the Fair Credit Reporting Act, which took effect in April, 1971. The procedures called for in this law are consistent with our long-standing feeling concerning consumer reports and we fully support this legislation.

MEDICAL INFORMATION BUREAU
    Information you provide regarding your insurability or claims will be treated as confidential except that Lincoln National Life Insurance Company or its reinsurers, may make a brief report of it to the Medical Information Bureau. This is a nonprofit membership organization of life insurance companies which operates an information exchange on behalf of its members.
    Upon request by another member insurance company to which you have applied for life or health insurance coverage or submitted a claim, the Bureau will provide the information it may have in its file.
    Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file.
    If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's Information Office is: Post Office Box 105, Essex Station, Boston, MA 02112 - Telephone number (617)426-3660.
    The Lincoln National Life Insurance Company or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance or to whom a claim for benefits may be submitted.

VUL ADDENDUM TO APPLICATION

[LOGO]


THIS VUL ADDENDUM IS SUBMITTED AS A SUPPLEMENT TO LIFE INSURANCE APPLICATION NO.
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
NAME OF PROPOSED INSURED:
                          --------------------------------------------------------------------------------------------------
                                  FIRST                         MIDDLE INITIAL                     LAST
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

NAME OF OWNER:
              --------------------------------------------------------------------------------------------------------------
                        FIRST                              MIDDLE  INITIAL                    LAST
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
1.  BROKER/
    DEALER              Print Name of Broker/Dealer:
    INFORMATION                                      -----------------------------------------------------------------------
                        Address:
                                 -------------------------------------------------------------------------------------------
                        Telephone:                                   Field Office Code:
                                   --------------------------------                      -----------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
2. INITIAL              FIXED ACCOUNT  ________%  Transfer(s) from the Fixed Account may only be made during the 30-day period
   PREMIUM              any following each Policy Anniversary and is (are) subject to a maximum annual limit of 20% of the
   PAYMENT              Fixed Account Value as of that Policy Anniversary.  (SEE POLICY SPECIFICATION PAGE)
   ALLOCATION
   (Allocation to       VARIABLE ACCOUNT - SUB-ACCOUNTS (FUNDS)
   one % line must
   be 1% or more.       AIM                                                         OPCAP
   Use whole            ___% AIM V.I. Capital Appreciation Fund                     ___% OCC Global Equity Portfolio
   percentages only.    ___% AIM V.I. Diversified Income Fund                       ___% OCC Managed Portfolio
   Grand Total of all   ___% AIM V.I. Growth Fund                                   ___% OCC Small Cap Portfolio
   allocations made in  ___% AIM V.I. Value Fund
   this section of the
   application must     CIGNA INVESTMENTS, INC.                                     TEMPLETON
   equal 100%)          ___% CIGNA Variable Products Money Market Fund              ___% Templeton Asset Allocation Fund
                        ___% CIGNA Variable Products S&P 500 Index Fund             ___% Templeton International Fund
                                                                                    ___% Templeton Stock Fund
   If DOLLAR COST       FIDELITY INVESTMENTS
   AVERAGING is         ___% Asset Manager Portfolio
   employed, an         ___% Equity-Income Portfolio                                OTHER (IF AVAILABLE FOR THESE PRODUCTS)
   allocation must      ___% Investment Grade Bonds Portfolio                       ___%__________________________
   be made to the                                                                   ___%__________________________
   / /Fixed Account
   OR THE               MASSACHUSETTS FINANCIAL SERVICES
   / /Money Market      ___% MFS Emerging Growth Series
     Fund               ___% MFS Total Return Series
   and the %            ___% MFS Utilities Series
   allocation must      ___% MFS World Governments Series
   result in at least
   $1,000 to such       NOTE:  ALL PAYMENTS AND VALUES PROVIDED BY THE LIFE INSURANCE POLICY WHEN BASED ON THE INVESTMENT
   account. Please      EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.  THE
   complete Section 5.   DEATH BENEFIT AND THE CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE
                        VARIABLE ACCOUNT.  ALSO, THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
3. AUTOMATIC            / / Quarterly       / / Semi-Annual       / / Annual
   REBALANCING
   / / Yes / / No       NOTE:  THIS SERVICE IS NOT AVAILABLE IF DOLLAR COST AVERAGING IS SELECTED.
----------------------------------------------------------------------------------------------------------------------------------
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4. TELEPHONE            I(We) acknowledge that neither the Company nor any person authorized by the Company will be responsible
   TRANSFER             for any claim, loss, liability or expense in connection with a telephone transfer if the Company or
   AUTHORIZA-           such other person acted on telephone transfer instructions in good faith in reliance on this
   TION                 authorization.

                        / / Check here if you DO NOT wish to authorize telephone transfer instructions.
                        / / Check here if you DO wish to authorize your registered representative/agent to make telephone transfers.
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

B10318 LL                      557758 (4-97)
                                                                                                                          (Page 1)

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5. DOLLAR COST          SELECT ONE TRANSFER OPTION ($1,000 MINIMUM PER TRANSFER):
   AVERAGING            / /  $_____________ monthly   / /  $_____________ quarterly


   (FOLLOW INSTRUCTIONS Each amount transferred is to be applied to the following Fund(s) in these percentages
   IN SECTION 2 BEFORE  (USE WHOLE PERCENTAGES ONLY.  TOTAL MUST EQUAL 100%).
   COMPLETING THIS
   SECTION)             AIM                                                                        OPCAP
                        ___% AIM V.I. Capital Appreciation Fund                     ___% OCC Global Equity Portfolio
                        ___% AIM V.I. Diversified Income Fund                       ___% OCC Managed Portfolio
                        ___% AIM V.I. Growth Fund                                   ___% OCC Small Cap Portfolio
                        ___% AIM V.I. Value Fund

                        CIGNA INVESTMENTS, INC.                                     TEMPLETON
                        ___% CIGNA Variable Products Money Market Fund              ___% Templeton Asset Allocation Fund
                        ___% CIGNA Variable Products S&P 500 Index Fund             ___% Templeton International Fund
                                                                                    ___% Templeton Stock Fund

                        FIDELITY INVESTMENTS
                        ___% Asset Manager Portfolio
                        ___% Equity-Income Portfolio                                OTHER (IF AVAILABLE FOR THESE PRODUCTS)
                        ___% Investment Grade Bonds Portfolio                       ___%_____________________________
                                                                                    ___%_____________________________

                        MASSACHUSETTS FINANCIAL SERVICES
                        ___% MFS Emerging Growth Series
                        ___% MFS Total Return Series
                        ___% MFS Utilities Series
                        ___% MFS World Governments Series

                        I(We) understand that these transfers will be made on the 20th day of the month (or the next business day)
                        and will continue for the period specified or until the value of the Fund noted above with respect to the policy/contract is exhausted or I(we) terminate the program, whichever occurs earlier.  I(We) also understand that I(we) may add to such Fund at any time to continue this program or may change the periodic amounts.
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
6. CERTIFICA-
    TIONS               I(We) have read the above questions and answers and declare that they are complete and true to the best of my (our) knowledge and belief.  I(We) agree, a) that this VUL Addendum to Application and Life Insurance
                        Application (Part I pages 1, 2, 3 and 4, and Part II, or Part IIA, if required) shall form a part of any policy/contract issued, and b) that no Agent/Representative of the Company shall have the authority to waive a complete answer to any question in this Addendum to Application, make or alter any contract, or waive any of the Company's other rights or requirements.  I(We) further agree that no insurance shall take effect unless and until the policy/contract has been delivered to and accepted by me(us) and the initial premium paid during the lifetime of the Proposed Insured, and provided the Proposed Insured remains in the state of health and insurability represented in Parts I and II, or Part IIA if required, of this
                        Application.

                        I(We) acknowledge receipt of a current prospectus.

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
7.  SIGNATURES
                        Signed at  ____________________________________________________        On _____/_____/_____
                                                     CITY / STATE                                  MO.   DAY   YEAR

                        ____________________________________________________________________________________________
                                                           SIGNATURE OF PROPOSED INSURED

                        ____________________________________________________________________________________________
                                            SIGNATURE(S) OF OWNER(S) IF OTHER THAN PROPOSED INSURED

                        ____________________________________________________________________________________________
                                                              SIGNATURE OF WITNESS

                        ____________________________________________________________________________________________
                                            SIGNATURE OF LICENSED AGENT/REGISTERED REPRESENTATIVE

                        ____________________________________________________________________________________________
                                            SIGNATURE OF LICENSED AGENT/REGISTERED REPRESENTATIVE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

B10318                                        557758(4/97)                                                                (Page 2)

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THE FOLLOWING QUESTIONS RELATE TO THE POLICY OWNER AND ARE TO BE ANSWERED FULLY BY THE LICENSED REPRESENTATIVE AND THE POLICY OWNER.
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
1.  Total Net Worth                                        $________________

    How much of Net Worth is in Stock and Bonds?           $________________
----------------------------------------------------------------------------------------------------------------------------------
2.  Overall Investment Objective for Sub-account Selections     /  / Conservative        /  / Moderate Conservative /  / Moderate
                                                                /  / Moderate Aggressive /  / Aggressive
----------------------------------------------------------------------------------------------------------------------------------
3.  Name of Current Employer

----------------------------------------------------------------------------------------------------------------------------------
4.  Address of Employer (STREET, CITY, STATE, ZIP)

----------------------------------------------------------------------------------------------------------------------------------
5.  Occupation     /  / Business Owner      /  / Executive      /  / Professional   /  / Retiree    Other______________
----------------------------------------------------------------------------------------------------------------------------------
6.  If a corporation, partnership or other legal entity, the name of any persons authorized to transact business on behalf of the entity.


----------------------------------------------------------------------------------------------------------------------------------
7.  Does Policy Owner have affiliation with, or work for, a member of a Stock Exchange or the National Association of Securities
    Dealers, Inc., or other entity in dealing as agent or principal in securities?   Yes  /  /     No  /  /
    If yes, what is the name and address of the company?


----------------------------------------------------------------------------------------------------------------------------------
8a. Is there a current need for life insurance?                                                    Yes    /  /   No  /  /
 b. Does Policy Owner/Insured understand that Variable Universal Life is a life insurance policy?  Yes    /  /   No  /  /
 c. Does Policy Owner/Insured understand that the cash value, and the benefits provided under the policy, vary dependent upon the investment experience of the sub-accounts, and that a
    decrease in cash value may cause a lapse in the policy and loss of life insurance coverage?    Yes    /  /   No  /  /
----------------------------------------------------------------------------------------------------------------------------------
9.
    Signed at _______________________________________           on _____/_____/_____


    ___________________________________________________         ____________________________________________
                SIGNATURE OF POLICY OWNER                               SIGNATURE OF PROPOSED INSURED

    Licensed Representative Attestation:  The above-named Policy Owner has been informed of the risks involved in this life insurance policy and I believe the VUL-1 product is suitable given the Policy Owner's overall objective towards investing and time horizon.

    _______________________________________________                  ________________________________________________
         SIGNATURE OF LICENSED REPRESENTATIVE                                  LICENSED REPRESENTATIVE NAME

----------------------------------------------------------------------------------------------------------------------------------
10.
    _______________________________________________             on _____/_____/_____
         SIGNATURE OF FIELD INVESTMENT REVIEWER

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

B10318                                                  557758(4/97)                                                       (Page 3)



                                POLICY SPECIFICATIONS

    Insured  John Doe                              Specimen   Policy Number
Initial Specified Amount   $100,000              May 1, 1997   Date of Issue
Minimum Specified Amount   $100,000                   35 Issue Age
Monthly Anniversary Day   15                          Nonsmoker Premium Class

LN605 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

DEATH BENEFIT: The Death Benefit Option initially elected under this policy is Death Benefit Option 1. (See "Insurance Coverage Provisions").

PREMIUM PAYMENTS:  Initial premium paid with application  $580.00
                  Additional premium payments may vary by frequency or amount.

PAYMENT MODE:   Annually

GUARANTEED INITIAL DEATH BENEFIT PREMIUM:   A payment of $2,249.70 is due on or
                                            before each Monthly Anniversary Day
                                            during the first 5 Policy Years.
                                            If this premium is paid, it will
                                            prevent the policy from lapsing
                                            during these 5 Policy Years and
                                            will also guarantee a minimum death
                                            benefit equal to the Initial
                                            Specified Amount during that
                                            period, assuming there have been no
                                            loans or surrenders.  All or a
                                            portion of the remaining monthly
                                            premiums can be paid in advance at
                                            any time.  (For example, 12 times
                                            this amount could be paid at the
                                            beginning of a Policy Year to
                                            satisfy the requirements for that
                                            Policy Year).  See "Minimum
                                            Premiums" provision.

    NOTE: This policy may terminate prior to age 100 if actual premiums paid, interest credited and market performance are insufficient to maintain a positive surrender value to continue coverage to that date.

GUIDELINE ANNUAL PREMIUM AMOUNT: $1,195.63
    NOTE: A separate Guideline Annual Premium Amount will apply to increases if any, in Specified Amount.

LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS: The minimum allocation percentage to the Fixed Account or a Variable Account Sub-Account is 10%. All allocations must be made in whole percentages and in aggregate must total 100%. Premium payments will be allocated net of the Premium Load specified in Schedule 2.

LIMITS ON TRANSFERS: Transfer(s) from the Fixed Account may only be made during the 30-day period following each Policy Anniversary and is (are) subject to a maximum aggregate annual limit of 20% of the Fixed Account Value as of that Policy Anniversary. Additionally, the Company has the right to limit the dollar amount of such transfers.

GUARANTEED MINIMUM INTEREST RATES: The interest rate used to credit interest on the Fixed Account Value may vary but will never be less than .010746% compounded daily (4% compounded yearly).

The interest rate used to credit interest on the Loan Account Value may vary but will never be less than the loan interest rate less 2% per year during Policy Years 1 through 10 and less 1% per year thereafter. (As of the Date of Issue, the difference between the loan interest rate charged and the interest rate credited on the Loan Account Value is 1% per year for Policy Years 1 through 10 and .25% per year thereafter.)


OWNER:  THE INSURED

BENEFICIARY:  MARY DOE, WIFE

                        LIST OF VARIABLE ACCOUNT SUB-ACCOUNTS


FUND GROUPS                                 FUNDS (SUB-ACCOUNTS)


AIM
   AIM Variable Insurance Funds, Inc.       AIM V.I. Capital Appreciation Fund
                                            AIM V.I. Diversified Income Fund
                                            AIM V.I. Growth Fund
                                            AIM V.I. Value Fund

CIGNA INVESTMENTS, INC.
   CIGNA Variable Products Group            CIGNA Variable Products Money
                                            Market Fund
                                            CIGNA Variable Products S&P 500
                                             Index Fund

FIDELITY INVESTMENTS
   Variable Insurance Products Fund         Equity-Income Portfolio
   Variable Insurance Products Fund II      Asset Manager Portfolio
                                            Investment Grade Bond Portfolio

MASSACHUSETTS FINANCIAL SERVICES
   MFS Variable Insurance Trust             MFS Emerging Growth Series
                                            MFS Total Return Series
                                            MFS Utilities Series
                                            MFS World Governments Series

OPCAP
  OCC Accumulation Trust                    OCC Global Equity Portfolio
                                            OCC Managed Portfolio
                                            OCC Small Cap Portfolio

TEMPLETON
   Templeton Variable Product Funds         Templeton Asset Allocation Fund
                                            Templeton International Fund
                                            Templeton Stock Fund



NOTE:  NET PREMIUM PAYMENTS MAY ALSO BE ALLOCATED TO THE FIXED ACCOUNT.



VARIABLE ACCOUNT SEPARATE ACCOUNT:     Lincoln Life Flexible Premium Variable
                                       Account M.

                           SCHEDULE 1:   SURRENDER CHARGES

Surrender charges are used in the determination of the surrender value of the policy and are assessed upon surrender of the policy. Such charges are applicable within 10 years of the Date of Issue and within 10 years following the date of any increase in Specified Amount. The surrender charge is calculated as (a) times (b), where (a) is the sum of (i) a Deferred Sales Charge and (ii) a Deferred Administrative Charge and (b) is the applicable Surrender Charge Grading Factor from the table below, but in no event will the surrender charge ever exceed the maximum surrender charge allowed by law.

(a) (i) The Deferred Sales Charge is based on the actual premium paid and the applicable Guideline Annual Premium Amount, and is calculated as follows:

         DURING POLICY YEAR*:

         1 and 2 28.5% of the sum of premiums paid up to an amount equal to the Guideline Annual Premium Amount, plus 8.5% of the sum of premiums paid between one and two times the Guideline Annual Premium Amount, plus 7.5% of the sum of premiums paid in excess of two times the Guideline Annual Premium Amount.

         3 through 10   Same dollar amount as end of Policy Year* 2.

    (ii) The Deferred Administrative Charge is $6.00 per $1,000 of Specified Amount.

(b) SURRENDER CHARGE GRADING FACTORS
           Policy Years*  1-5   100%
           Policy Year    6      80%
           Policy Year    7      60%
           Policy Year    8      40%
           Policy Year    9      20%
           Policy Year    10      0%

    If a surrender becomes effective at other than the end of a Policy Year, any applicable surrender charge grading factor will be applied on a pro rata basis as of such effective date.

    *NUMBER OF POLICY YEARS ELAPSED SINCE THE DATE OF ISSUE OR FROM THE EFFECTIVE DATE(S) OF ANY INCREASE(S) IN SPECIFIED AMOUNT.

No surrender charge is applied upon either a partial surrender or a decrease in Specified Amount, however, a transaction fee of $25 is assessed for each partial surrender and will be processed as set forth in the "Partial Surrender" provision and for any decrease in Specified Amount effected while surrender charges apply under the policy, there will be no change in the surrender charge from that which was applicable before the decrease took effect.

                        SCHEDULE 2:  EXPENSE CHARGES AND FEES

PREMIUM LOAD. A charge equal to 5.0% of each premium payment will be deducted to cover applicable state taxes, federal income tax liabilities, and a portion of sales expenses.

MONTHLY ADMINISTRATIVE FEE. A monthly deduction is made on each Monthly Anniversary Day. (See "Monthly Deduction" provision.) It includes an administrative fee charge, cost of insurance charges and any charges for supplemental riders or optional benefits.

The monthly administrative fee as of the Date of Issue of the policy is $15.00 per month during the first Policy Year and $5.00 per month during subsequent Policy Years. This fee may be changed by the Company after the first Policy Year based on its expectations of future expenses, but the amount of such fee is guaranteed not to exceed $10.00 per month.

CHARGES AND FEES ASSOCIATED WITH THE VARIABLE ACCOUNT SUB-ACCOUNTS. For mortality and expense risk, an asset charge is deducted from each Variable Account Sub-Account at the end of each Valuation Period. This charge may be changed by the Company from time to time, but it is guaranteed not to exceed a daily rate which is equivalent to .90% annually of a Sub-Account's Value. As of the Date of Issue of the policy, this charge was equal to a daily rate which is equivalent to .80% annually during Policy Years 1 through 12 and a daily rate which is equivalent to .55% annually during the 13th and later Policy Years.

In addition, Daily Fund Operating Expenses will be applied by each Fund as set forth in the prospectus for the applicable Fund(s).

TRANSFER FEE. A transaction fee of $25 applies to each transfer in excess of 12 made during any Policy Year.

           SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES (ATTAINED AGE MONTHLY RATES PER $1,000 OF NET AMOUNT AT RISK)

SPECIAL NOTE: The actual monthly cost of insurance rates charged under this policy will vary based on the sex, attained age (nearest birthday) and Premium Class of the person insured; however, they will not exceed the rates shown in the table below. In determining the monthly cost of insurance, the Company will add the amount of the Flat Extra Monthly Insurance Cost, if any, shown in the Policy Specifications. If the person insured is in a rated premium class, the Guaranteed Maximum Life Insurance Rates will be those in the table multiplied by the Risk Factor, if any, shown in the Policy Specifications. The rates below are based on the 1980 CSO Tables (Male or Female as appropriate).



ATTAINED                                ATTAINED                                   ATTAINED
   AGE         MALE      FEMALE         AGE              MALE       FEMALE         AGE        MALE     FEMALE
(NEAREST       MONTHLY    MONTHLY       (NEAREST       MONTHLY      MONTHLY        (NEAREST   MONTHLY  MONTHLY
BIRTHDAY)       RATE       RATE        BIRTHDAY)       RATE         RATE           BIRTHDAY)  RATE     RATE
---------------------------------      -------------------------------------       ------------------------------
  0          0.34845     0.24089           35          0.17586       0.13752       70         3.30338    1.84590
  1          0.08917     0.07251           36          0.18670       0.14669       71         3.62140    2.02325
  2          0.08251     0.06750           37          0.20004       0.15752       72         3.98666    2.24419
  3          0.08167     0.06584           38          0.21505       0.17003       73         4.40599    2.51548
  4          0.07917     0.06417           39          0.23255       0.18503       74         4.87280    2.83552
--------------------------------           ---------------------------------       ------------------------------

  5          0.07501     0.06334           40          0.25173       0.20171       75         5.37793    3.19685
  6          0.07167     0.06084           41          0.27424       0.22005       76         5.91225    3.59370
  7          0.06667     0.06000           42          0.29675       0.23922       77         6.46824    4.01942
  8          0.06334     0.05834           43          0.32260       0.25757       78         7.04089    4.47410
  9          0.06167     0.05750           44          0.34929       0.27674       79         7.64551    4.97042
  10         0.06084     0.05667           45          0.37931       0.29675       80         8.30507    5.52957
  11         0.06417     0.05750           46          0.41017       0.31677       81         9.03761    6.17118
  12         0.07084     0.06000           47          0.44353       0.33761       82         9.86724    6.91414
  13         0.08251     0.06250           48          0.47856       0.36096       83         10.80381   7.77075
  14         0.09584     0.06667           49          0.51777       0.38598       84         11.82571   8.72632
--------------------------------           ---------------------------------       ------------------------------

  15         0.11085     0.07084           50          0.55948       0.41350       85         12.91039   9.76952
  16         0.12585     0.07501           51          0.60870       0.44270       86         14.03509   10.89151
  17         0.13919     0.07917           52          0.66377       0.47523       87         15.18978   12.08770
  18         0.14836     0.08167           53          0.72636       0.51276       88         16.36948   13.35774
  19         0.15502     0.08501           54          0.79730       0.55114       89         17.57781   14.70820
  20         0.15836     0.08751           55          0.87326       0.59118       90         18.82881   16.15259
  21         0.15919     0.08917           56          0.95591       0.63123       91         20.14619   17.71416
  22         0.15752     0.09084           57          1.04192       0.66961       92         21.57655   19.43814
  23         0.15502     0.09251           58          1.13378       0.70633       93         23.20196   21.40786
  24         0.15169     0.09501           59          1.23235       0.74556       94         25.28174   23.83051
  25         0.14752     0.09668           60          1.34180       0.78979       95         28.27411   27.16158
  26         0.14419     0.09918           61          1.46381       0.84488       96         33.10677   32.32378
  27         0.14252     0.10168           62          1.60173       0.91417       97         41.68475   41.21204
  28         0.14169     0.10501           63          1.75809       1.00267       98         58.01259   57.81394
  29         0.14252     0.10835           64          1.93206       1.10539       99         83.33333   83.33333
--------------------------------           ---------------------------------       -------------------------------

  30         0.14419     0.11251           65          2.12283       1.21731
  31         0.14836     0.11668           66          2.32623       1.33511
  32         0.15252     0.12085           67          2.54312       1.45461
  33         0.15919     0.12502           68          2.77350       1.57247
  34         0.16669     0.13168           69          3.02328       1.69955
--------------------------------           ---------------------------------


                       SCHEDULE 4:  CORRIDOR PERCENTAGES TABLE


As of the Date of Issue of this policy the formula in effect to determine the amount under item (b) of both Death Benefit Option 1 and Death Benefit Option 2 is based on a percent of the Accumulation Value as determined from the following table:

       INSURED'S             CORRIDOR      INSURED'S        CORRIDOR
    ATTAINED AGE             PERCENTAGE    ATTAINED AGE     PERCENTAGE
    ------------             ----------    ------------     ----------

           0-40             250%               70           115%
            41         243                 71         113
            42         236                 72         111
            43         229                 73         109
            44         222                 74         107
           ----       -----               ----       -----
            45         215                 75         105
            46         209                 76         105
            47         203                 77         105
            48         197                 78         105
            49         191                 79         105
           ----       -----               ----       -----
            50         185                 80         105
            51         178                 81         105
            52         171                 82         105
            53         164                 83         105
            54              157                84           105
           ----            -----              ----         -----

            55         150                 85         105
            56         146                 86         105
            57         142                 87         105
            58         138                 88         105
            59         134                 89               105
           ----       -----               ----             -----

            60         130                 90         105
            61         128                 91         104
            62         126                 92         103
            63         124                 93         102
            64              122                94                  101
           ----            -----              ----                -----

            65         120                 95         100
            66         119                 96         100
            67         118                 97         100
            68         117                 98         100
            69              116                99           100
           ----            -----              ----         -----

                                     DEFINITIONS

ACCUMULATION VALUE.  The sum of (i) the then current value of the Fixed Account,
(ii) all of the then current values of the Variable Account Sub-Accounts (i.e. the Variable Account Value), and (iii) the Loan Account Value.

DATE OF ISSUE. The date on which the policy becomes effective. The Date of Issue is shown in the Policy Specifications.

DUE PROOF OF DEATH. An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to the Company.

FIXED ACCOUNT. The account which provides for a guaranteed minimum interest rate. The Company may, at its discretion, credit a higher current rate of interest. Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company.

FUND(S). The Portfolio(s) of Fund Groups whose shares are acquired for the Variable Account Sub-Accounts in which Net Premium Payments or transfers may be invested.

FUND GROUPS. The open-end management investment companies (mutual funds) registered under the Investment Company Act of 1940, as amended, (hereinafter referred as the "1940 Act"), one or more of whose Portfolio(s)' shares are made available as investment vehicles for the policies through the Variable Account Sub-Accounts.

HOME OFFICE.   The term "Home Office" means the Company indicated on the front cover of the policy.

IN WRITING. In a written form satisfactory to the Company and received by the Company at its Home Office.

LOAN ACCOUNT. The account in which policy indebtedness (outstanding loans and interest) accrues once it is transferred out of the Fixed Account and Variable Account Sub-Accounts. The Loan Account is part of the Company's general account.

LOAN ACCOUNT VALUE. The value of the Loan Account, the amount of which equals the indebtedness under the policy.

MONTHLY ANNIVERSARY DAY. The day of the month, as shown in the Policy Specifications, when the Company deducts certain charges. If that day does not occur on a Valuation Day or is nonexistent for that month, then such charges will be deducted on the next Valuation Day.

NET ACCUMULATION VALUE. An amount equal to the Accumulation Value less the amount of indebtedness, if any, in the Loan Account.

NET PREMIUM PAYMENT. The amount of a premium payment, less the premium load shown in Schedule 2. A Net Premium Payment is the amount available for allocation to the Fixed Account and the Variable Account Sub-Accounts.

POLICY ANNIVERSARIES AND POLICY YEARS. Twelve-month periods measured from the Date of Issue.

SEC.  The Securities and Exchange Commission.

SUB-ACCOUNT. That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION DAY. Every day on which the New York Stock Exchange ("NYSE") is open for business, except any day on which trading on the NYSE is restricted, or on which an emergency exists, as determined by the SEC, so that valuation or disposal of securities is not practicable.

VALUATION PERIOD. The period of time for which a Fund determines its net asset value; a Valuation Period begins on the day following a Valuation Day and ends on the next Valuation Day. A Valuation Period may be more than one day in length.

VARIABLE ACCOUNT.   The account consisting of all Sub-Account(s) invested in
shares of the Fund(s). Variable Account assets are separate account assets of the Company, the investment performance of which is kept separate from that of the general assets of the Company and are not chargeable with the general liability of the Company.

VARIABLE ACCUMULATION UNIT. A unit of measure used in the calculation of the value of each Variable Account Sub-Account.

                         PREMIUM AND REINSTATEMENT PROVISIONS

PAYMENT OF PREMIUMS. All premiums are payable at the Home Office or to an authorized representative of the Company. The first premium is due on the Date of Issue and is payable in advance. Additional premiums may be paid under the policy subject to the consent of the Company and the requirements specified under the "Minimum Premiums" and "Additional Premiums" provisions. Receipts signed by the President or Secretary and duly countersigned will be furnished upon request.

MINIMUM PREMIUMS. The minimum premium for the policy is the amount necessary to maintain a positive surrender value as set forth under the "Grace Period" provision. The Guaranteed Initial Death Benefit Premium, as shown in the Policy Specifications, is not mandatory but is the premium amount necessary to guarantee that the death benefit will not be less than the Initial Specified Amount during the first 5 Policy Years regardless of market performance, assuming that there are no loans or partial surrenders under the policy.

PLANNED PREMIUMS. If the Owner chooses to make periodic premium payments, the Company will send premium reminder notices for the amounts and frequency of payments established by the Owner. Changes in the amounts or frequency of such planned periodic payments by the Owner will be subject to the consent of the Company.

ADDITIONAL PREMIUMS. In addition to planned premiums, if any, additional premium payments of at least $100.00 each may be made up to age 100 of the Insured during the continuance of the policy. The Company reserves the right to limit the amount or number of any such additional premium payments.

Unless otherwise specified by the Owner, if there is any policy indebtedness, any additional premiums paid will be used first as a loan repayment with any excess applied as an additional premium.

ALLOCATION OF NET PREMIUM PAYMENTS. Net Premium Payments may be allocated to the Fixed Account and/or to Variable Account Sub-Accounts under the policy subject to the "Limits on Allocation of Net Premium Payments" shown in the Policy Specifications. The Net Premium Payment associated with the initial premium payment will be allocated within 3 business days of the expiration of the "Right to Examine Contract" period in accordance with the allocation percentages specified in the application. Subsequent Net Premium Payments will be allocated on the same basis as the most recent previous Net Premium Payment unless the Company is otherwise instructed in writing to change the allocation percentages.

GUIDELINE ANNUAL PREMIUM AMOUNT.   The level annual amount as shown in the
Policy Specifications as of the Date of Issue is an amount calculated in accordance with SEC Rule 6e-3(T) under the 1940 Act as in effect on such date. The Guideline Annual Premium Amount under this policy is used in determining the amount of the surrender charges if the policy is surrendered during a period for which surrender charges are applicable.

GRACE PERIOD. If the surrender value on any Monthly Anniversary Day is less than the required monthly deduction, a grace period of 61 days will be granted to pay a premium sufficient to cover the required monthly deduction. If, however, the Guaranteed Initial Death Benefit Premium requirement as set forth in the Policy Specifications is met, the policy will not lapse during the first 5 Policy Years and a minimum death benefit amount at least equal to the Initial Specified Amount will be guaranteed during that period, regardless of market performance (assuming that there are no loans or partial surrenders under the policy).

At least 31 days before the end of the grace period the Company will send a notice that there is insufficient value under the policy. The notice will show the amount of premium required to cover the monthly deduction to prevent the policy from lapsing and will be mailed to the last known addresses of the Owner and the assignee of record with the Company, if any. If such premium, as billed by the Company, is not paid within the grace period, all coverage under the policy will terminate without value at the end of the grace period. If the Insured dies during the grace period, the Company will deduct any overdue monthly deductions from the benefits.

REINSTATEMENT. After the policy has lapsed due to the expiration of a grace period, it may be reinstated any time during the Insured's lifetime provided:
(a) it has not been surrendered for cash, (b) a written application for reinstatement is submitted to the Company, (c) evidence of insurability satisfactory to the Company is furnished, (d) enough premium is paid to keep the policy in force for at least 2 months, and (e) any indebtedness against the policy increased by any loan interest is paid or reinstated.

The effective date of the reinstated policy will be the Monthly Anniversary Day next following the date the application for reinstatement is approved by the Company. The surrender charges set forth in Schedule 1 will be reinstated as of the Policy Year in which the policy lapsed.

                   OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

OWNER. The Owner on the Date of Issue will be the person designated in the Policy Specifications. If no person is designated as Owner, the Insured will be the Owner.

RIGHTS OF OWNER.  While the Insured is alive, the Owner may exercise all rights
and privileges under the policy including the right to:   (a) release or
surrender the policy to the Company, (b) agree with the Company to any change in or amendment to the policy, (c) transfer all rights and privileges to another person, (d) change the Beneficiary, and (e) assign the policy.

All rights and privileges of the Owner may be exercised without the consent of any designated transferee, or any Beneficiary if the Owner has reserved the right to change the Beneficiary. All such rights and privileges, however, may be exercised only with the consent of any assignee recorded with the Company.

Unless provided otherwise, if the Owner is a person other than the Insured and dies before the Insured, all the rights and privileges of the Owner will vest in the Owner's executors, administrators or assigns.

TRANSFER OF OWNERSHIP.   The Owner may transfer all rights and privileges of the
Owner. On the effective date of transfer, the transferee will become the Owner and will have all the rights and privileges of the Owner. The Owner may revoke any transfer prior to its effective date.

Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of transfer.

A transfer of Ownership, or a revocation of transfer, must be in writing on a form satisfactory to the Company and filed at the Home Office. A transfer, or a revocation, will not take effect until recorded in writing by the Company. When a transfer or revocation has been so recorded, it will take effect as of the effective date specified by the Owner. Any payment made or any action taken or allowed by the Company before the transfer, or the revocation, is recorded will be without prejudice to the Company.

ASSIGNMENT. The Company will not be affected by any assignment of the policy until the original assignment or a certified copy of the assignment is filed at the Home Office.

The Company does not assume responsibility for the validity or sufficiency of any assignment. An assignment of the policy will operate so long as the assignment remains in force.

To the extent provided under the terms of the assignment, an assignment will transfer the interest of any designated transferee or of any Beneficiary if the Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary on the Date of Issue will be the person designated in the Policy Specifications.

Unless provided otherwise, the interest of any Beneficiary who dies before the Insured will vest in the Owner or the Owner's executors, administrators or assigns.

CHANGE OF BENEFICIARY. A new Beneficiary may be designated from time to time. A request for change of Beneficiary must be in writing on a form satisfactory to the Company and filed at the Home Office. The request must be signed by the Owner. The request must also be signed by the Beneficiary if the right to change the Beneficiary has not been reserved to the Owner.

A change of Beneficiary will not take effect until recorded in writing by the Company. When a change of Beneficiary has been so recorded, whether or not the Insured is then alive, it will take effect as of the date the request was signed. Any payment made or any action taken or allowed by the Company before the change of Beneficiary is recorded will be without prejudice to the Company.

Unless provided otherwise, the right to change any Beneficiary is reserved to the Owner.

                             VARIABLE ACCOUNT PROVISIONS

VARIABLE ACCOUNT AND SUB-ACCOUNTS. Assets accumulated on a variable basis are held in the Variable Account Separate Account designated in this policy on page 5 which was established by a resolution of the Company's Board of Directors as a "separate account" under governing law of Indiana, the Company's state of domicile, and registered as a unit investment trust under the 1940 Act. Under Indiana law, the Variable Account assets (except assets in excess of its reserves and other contract liabilities) cannot be charged with the general liabilities of the Company. The Variable Account assets are owned and controlled exclusively by the Company, and the Company is not a trustee with respect to those assets.

The Variable Account is divided into Sub-Accounts. Each Sub-Account's assets are invested in shares of a particular Fund of one of the Fund Groups made available as funding vehicles under this policy. For each Sub-Account, the Company maintains Variable Accumulation Units whose values reflect the investment performance of the Fund whose shares are held in that Sub-Account.

Subject to any vote by persons having the right under the 1940 Act to vote thereon, the Company may elect to operate the Variable Account as a management company rather than a unit investment trust under the 1940 Act, or, if registration is no longer required, to deregister the Variable Account. In such event, the Company may endorse this policy to reflect such change and any necessary or appropriate action taken to effect the change. Any changes in Variable Account investment policy shall have been approved by the Indiana Insurance Commissioner and approved or filed, as required, in the state or other jurisdiction where this policy was issued.

INVESTMENT RISK. Each Sub-Account's assets are always fully invested in the shares of the particular Fund purchased for that Sub-Account. Each Sub-Account's investment performance reflects the investment performance of that Fund. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund Group's investment adviser or sub-adviser to manage that Fund and anticipate changes in economic conditions. As to the Variable Account assets, the Owner bears the entire investment risk of gain or loss.

INVESTMENTS OF THE VARIABLE ACCOUNT SUB-ACCOUNTS. All amounts allocated to a Variable Account Sub-Account will be used to purchase shares of the specific Fund of a Fund Group used by that Sub-Account. Each Fund Group is registered under the 1940 Act as an open-end management investment company, and each Fund of that Fund Group is regulated as an open-end management investment company.

All Funds available as funding vehicles under this policy as of the Date of Issue are listed in the application for the policy and on page 5 of the policy. The Company may add additional Fund Groups and additional Funds at any time or may change Funds or Fund Groups in accordance with the "Substituted Securities" provision.

Any and all distributions made by a Fund will be reinvested in additional shares of that Fund at net asset value. Deductions by the Company from a Sub-Account will be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted.

SUBSTITUTED SECURITIES. Shares corresponding to a particular Fund may not always be available for purchase or the Company may decide that further investment in such Fund is no longer appropriate in view of the purposes of the Variable Account or in view of legal, regulatory or federal income tax restrictions. In such event, shares of another registered open-end investment company or unit investment trust may be substituted both for Fund shares already purchased and/or as the securities to be purchased in the future, provided that these substitutions meet applicable Internal Revenue Service diversification guidelines and any necessary regulatory or other approvals of such substitutions have been obtained. In the event of any substitution pursuant to this provision, the Company may make appropriate endorsement(s) to this policy to reflect the substitution.

                               POLICY VALUES PROVISIONS

ACCUMULATION VALUE. The Accumulation Value equals the sum of (i) the then current value of the Fixed Account (ii) all of the then current values of the Variable Account Sub-Accounts (i.e. the Variable Account Value), and (iii) the Loan Account Value. At any point in time, therefore, the Accumulation Value reflects (a) Net Premium Payments made, (b) interest credited under the Fixed Account, (c) the amount of any partial surrenders, (d) interest charged and credited under the Loan Account, (e) any transfer fees, (f) all monthly and other deductions as specified below, (g) the daily mortality and expense deduction specified under Schedule 2, and (h) any increases or decreases as a result of market performance in the Variable Account Sub-Accounts.

CALCULATION OF ACCUMULATION VALUE. On each Valuation Day after the Date of Issue, the Accumulation Value will be equal to (1), plus (2), plus (3), minus
(4), plus or minus (5) as the case may be, minus (6), minus (7), minus (8), and if the Valuation Day is the same as a Monthly Anniversary Day, minus (9), where;

(1) is the Accumulation Value on the preceding Valuation Day;

(2) is all premiums received since the preceding Valuation Day less the premium load charges from Schedule 2;

(3) the interest credited under the Fixed Account and the Loan Account since the preceding Valuation Day;

(4) the interest charged against the Loan Account since the preceding Valuation Day;

(5) is the gain or loss in the Variable Account Value based on market performance since the last Valuation Day;

(6) the charges and fees associated with the Variable Account Sub-Accounts from
    Schedule 2;

(7)  the amount of any partial surrenders since the preceding Valuation Day;

(8)  any transaction fees assessed since the preceding Valuation Day;

(9) is the monthly deduction  for the month following the Monthly Anniversary
    Day.

FIXED ACCOUNT VALUE. The Fixed Account Value, if any, with respect to this policy, at any point in time, is equal to the sum of the Net Premium Payments allocated or other amounts (net of any charges) transferred to the Fixed Account plus interest credited to such account less the monthly deductions applied to such account and less any partial surrenders or amounts transferred from the Fixed Account.

INTEREST CREDITED UNDER FIXED ACCOUNT. The Company will credit interest to the Fixed Account daily. The interest rate applied to the Fixed Account will be the greater of: (a) .010746% compounded daily, (4% compounded yearly), or (b) a rate determined by the Company from time to time. Such rate will be established on a prospective basis and may vary by the policy issue year and duration.

VARIABLE ACCOUNT VALUE. The Variable Account Value, if any, for any Valuation Period is equal to the sum of the then current values of all Variable Account Sub-Accounts under the policy. The value of each Variable Account Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited or debited to such Variable Account Sub-Account with respect to this policy by the Variable Accumulation Unit Value of the particular Variable Account Sub-Account for such Valuation Period.

CREDITING AND CANCELLING VARIABLE ACCUMULATION UNITS. Upon receipt of a premium payment or a request for transfer of funds from the Fixed Account, all or that portion, if any, of the Net Premium Payment to be allocated to the Variable Account Sub-Accounts and/or the net amount transferred will be credited to the Variable Account in the form of Variable Accumulation Units. The number of Variable Accumulation Units to be credited is determined by dividing the dollar amount allocated to the particular Variable Account Sub-Account by the Variable Accumulation Unit Value for the particular Variable Account Sub-Account for the Valuation Period during which the premium payment and/or the request for transfer is received by the Company. The amount of monthly deduction allocated to each Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the date of such deduction equal to the total amount by which the Variable Account Sub-Account is reduced.

VARIABLE ACCUMULATION UNIT VALUE. The Variable Accumulation Unit Value for each Variable Account Sub-Account was established at $10.00 for the first Valuation Period of the particular Variable Account Sub-Account. The Variable Accumulation Unit Value for the particular Variable Account Sub-Account for any subsequent Valuation Period is determined by methodology which is the mathematical equivalent of multiplying the Variable Accumulation Unit Value for the particular Variable Account Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Variable Account Sub-Account for such subsequent Valuation Period. The Variable Accumulation Unit Value for each Variable Account Sub-Account for any Valuation Period is the value determined as of the end of the particular Valuation Period and may increase, decrease or remain constant from Valuation Period to Valuation Period.

NET INVESTMENT FACTOR. The Net Investment Factor is an index applied to measure the investment performance of a Variable Account Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to 1.0; therefore, the value of a Variable Accumulation Unit may increase, decrease or remain the same.

The Net Investment Factor for any Variable Account Sub-Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

    (a) is the net result of:

         (1) is the net asset value (as described in the prospectus for the Fund) of a Fund share held in the Variable Account Sub-Account determined as of the end of the Valuation Period, plus

         (2) the per share amount of any dividend or other distribution declared by the Fund on the shares held in the Variable Account Sub-Account if the "ex-dividend" date occurs during the Valuation Period, plus or minus

         (3) a per share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Variable Account Sub-Account;

    (b) is the net asset value of a Fund share held in the Variable Account Sub-Account determined as of the end of the preceding Valuation Period; and

    (c) is the asset charge factor determined by the Company for the Valuation Period to reflect the charges for assuming the mortality and expense risks.

The asset charge factor for any Valuation Period is equal to the daily asset charge factor multiplied by the number of 24-hour periods in the Valuation Period. The daily asset charge factor will be determined annually by the Company, but in no event may it exceed that specified in Schedule 2.

COST OF INSURANCE RATES. Monthly cost of insurance rates will be determined from time to time by the Company based on its expectations of future mortality. Any change in cost of insurance rates will apply to all individuals of the same class as the Insured. Under no circumstance will the cost of insurance rates ever be greater than those described in Schedule 3.

COST OF INSURANCE.   The cost of insurance for the Insured is determined on a
monthly basis. Such cost is calculated as (1), multiplied by the result of (2) minus (3), where:

1. is the cost of insurance rate as described in the "Cost of Insurance Rates" provision,

2. is the death benefit at the beginning of the policy month, divided by 1.0032737, and

3. is the Accumulation Value at the beginning of the policy month prior to the deduction for the monthly cost of insurance.

MONTHLY DEDUCTION. The monthly deduction for a policy month will be calculated as Charge (1) plus Charge (2) where:

Charge (1) is the cost of insurance (as described in the "Cost of Insurance" provision) and the cost of any supplemental riders or optional benefits, and

Charge (2) is the Monthly Administrative Fee as described under Schedule 2.

The amount of monthly deduction will be deducted from the Fixed Account and each Variable Account Sub-Account in the same proportion that the value of each account bears to the Net Accumulation Value as of the date on which the deduction is made.

BASIS OF COMPUTATIONS. The minimum Fixed Account Value is guaranteed to be no less than that calculated based on the applicable Commissioners 1980 Standard Ordinary Mortality Table (age nearest birthday) from Schedule 3 with interest at 4% per year, compounded yearly.

All policy values are at least equal to that required by the jurisdiction in which this policy is delivered. A detailed statement of the method of computing values has been filed with the insurance supervisory official of that jurisdiction.

                             TRANSFER PRIVILEGE PROVISION

TRANSFER PRIVILEGE. At any time while this policy is in effect, other than during the "Right to Examine Contract" period, the Owner may transfer all or part of the Variable Account Value to the Fixed Account and/or to one or more of the Variable Account Sub-Accounts then available under the policy, and/or transfer part of the Fixed Account Value to one or more Variable Account Sub-Accounts, subject to the provisions set forth below. Transfers may be made in writing, or by telephone if telephone transfers have been previously authorized in writing. Transfer requests must be received at the Company's Home Office prior to the time of day set forth in the prospectus and provided the NYSE is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the NYSE is open for business. The Company will not be legally responsible for (a) any liability for acting in good faith upon any transfer instructions given by telephone, or (b) the authenticity of such instructions.

Transfers involving Variable Account Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Account Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit Values of the applicable Variable Account Sub-Account for the Valuation Period during which the transfer is effective. Transfers to the Fixed Account will earn interest as specified under the "Interest Credited Under Fixed Account" provision.

Unless otherwise changed by the Company to be less restrictive, transfers shall be subject to the following conditions: (a) Up to 12 transfers may be made during any Policy Year without charge, however, for each transfer in excess of 12, a transfer fee as set forth in Schedule 2 will be deducted on a pro-rata basis from the Fixed Account and/or Variable Account Sub-Accounts from which the transfer is being made; (b) No partial surrender transaction fee will be imposed on transferred amounts; (c) The amount being transferred may not be less than $500 unless the entire value of the Fixed Account or a Variable Account Sub-Account is being transferred; (d) The amount being transferred may not exceed the Company's maximum amount limit then in effect; (e) Transfers among the Variable Account Sub-Accounts or from a Variable Account Sub-Account to the Fixed Account can be made at any time; (f) Transfers from the Fixed Account are subject to the "Limits on Transfers" as set forth in the Policy Specifications;
(g) Any value remaining in the Fixed Account or a Variable Account Sub-Account following a transfer may not be less than $500; (h) Transfers involving Variable Account Sub-Account(s) shall be subject to such additional terms and conditions as may be imposed by the Funds.

                     NONFORFEITURE AND SURRENDER VALUE PROVISIONS

SURRENDER AND SURRENDER VALUE. This policy may be surrendered on any day during the lifetime of the Insured and during the continuance of the policy, for its surrender value by returning it to the Company with a signed request for surrender in a form satisfactory to the Company. The surrender will take effect on the business day the policy and the request are received in the Home Office. The amount payable on surrender of the policy (i.e., the "surrender value") will be the Net Accumulation Value less any surrender charges as determined from
Schedule 1.

The surrender value will be paid in cash or under an elected optional mode of settlement. Any deferment of payments will be subject to the "Deferment of Payments" provision (See "General Provisions").

Any surrender from a Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the effective date of the surrender equal to the total amount by which the Variable Account Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit Value of the Variable Account Sub-Account determined at the close of the Valuation Period during which the surrender is effective.

Unless otherwise agreed to by the Owner and the Company, if the Insured is still living at age 100 and the policy has not been surrendered, the Variable Account Value, if any, will be transferred to the Fixed Account on the next Monthly Anniversary Day after the Insured becomes age 100 and the policy will remain in force until it is surrendered or the death benefit proceeds become payable.

INSUFFICIENT VALUE. If the surrender value, on the day preceding a Monthly Anniversary Day is insufficient to cover the monthly deduction for the month following such Monthly Anniversary Day, the policy will terminate as provided in the "Grace Period" provision.

PARTIAL SURRENDER.   A partial surrender of this policy may be elected on any
Valuation Day during the lifetime of the Insured and while the policy is in force by submitting a written request to the Company. Such request may also be made by telephone if telephone transfers have been previously authorized in writing. The amount of each partial surrender (a) must be at least $500.00 but
(b) may not exceed 90% of the surrender value at the end of the Valuation Period during which the election becomes or would become effective.

When a partial surrender is made, the Accumulation Value is reduced by (a) the amount of the partial surrender and (b) the transaction fee as specified in
Schedule 1. Also, the death benefit will be reduced by the amount of the partial surrender. The Specified Amount remaining in force after any partial surrender may not be less than the Minimum Specified Amount shown in the Policy Specifications.

When the partial surrender is processed, the amount of the partial surrender and the transaction fee will be deducted from the applicable Fixed Account and/or Variable Account Sub-Accounts in proportion to the then current account values provided there are sufficient account values for making the deduction(s); otherwise, the amount payable upon a partial surrender will be net of any remaining transaction fee, unless the Owner and the Company agree otherwise.

                                   LOAN PROVISIONS

POLICY LOANS. After a surrender value is available, the Company will grant a loan against the policy provided: (a) a proper loan agreement is executed and
(b) a satisfactory assignment of the policy to the Company is made. The loan may be for any amount up to 100% of the then current surrender value; however, the Company reserves the right to limit the amount of such loan so that total indebtedness will not exceed 90% of an amount equal to the then current Accumulation Value less surrender charge.

The amount borrowed will be paid within seven days of the Company's receipt of such request, except as the Company may be permitted to defer the payment of amounts as specified under the "Deferment of Payments" provision. (See "General Provisions.")

The minimum loan amount is $500. The Company reserves the right to modify this amount in the future. The Company will effect such loan from the Fixed Account and each Variable Account Sub-Account in proportion to the then current account values, unless the Owner instructs the Company otherwise.

LOAN ACCOUNT AND LOAN ACCOUNT VALUE. The amount of any loan will be transferred out of the Fixed Account and Variable Accounts Sub-Accounts as described above. Such amount will become part of the Loan Account Value. The outstanding loan balance at any time includes accrued interest on the loan.

The outstanding loan balance (i.e. Indebtedness) may be repaid at any time during the lifetime of the Insured, however, the minimum loan repayment is $100.00 or the amount of the outstanding indebtedness, if less. The Loan Account Value will be reduced by the amount of any loan repayment. Loan repayments will be allocated to the Fixed Account and each Variable Account Sub-Account in the proportion in which current Net Premium Payment(s) are being allocated, unless otherwise agreed to in writing by the Owner and the Company.

Net loan interest, which equals the difference between interest charged and interest credited on the Loan Account Value, is payable annually on each policy anniversary or as otherwise agreed in writing by the Owner and the Company. Such loan interest amount, if not paid when due, will be transferred out of the Fixed Account and each Variable Account Sub-Account in proportion to the then current account value, unless both the Owner and the Company agree otherwise.

INTEREST RATE CHARGED ON LOAN ACCOUNT VALUE. Interest charged on the Loan Account Value will be at a rate equivalent to 8% per year, payable in arrears.

INTEREST RATE CREDITED ON LOAN ACCOUNT VALUE. The interest rate used to credit interest on the Loan Account Value may vary, but will not be less than the loan interest rate less 2% per year during Policy Years 1 through 10 and less 1% per year thereafter. (See Policy Specifications page for the rate in effect as of the Date of Issue).

INDEBTEDNESS. The term "indebtedness" means money which is owed on this policy due to an outstanding loan and interest accrued thereon. A loan, whether or not repaid, will have a permanent effect on the Net Accumulation Value and on the death benefits. Any indebtedness at time of settlement will reduce the proceeds payable under the policy. A policy loan reduces the then current Net Accumulation Value under the policy while repayment of a loan will cause an increase in the then current Net Accumulation Value.

If at any time the total indebtedness against the policy, including interest accrued but not due, equals or exceeds the then current Accumulation Value less surrender charge, the policy will thereupon terminate without value subject to the conditions in the "Grace Period" provision and a notice will be sent at least 31 days before the end of the grace period to the Owner and to assignees, if any, that this policy will terminate unless the indebtedness is repaid.

                            INSURANCE COVERAGE PROVISIONS

EFFECTIVE DATE OF COVERAGE. The effective date of this policy will be the Date of Issue provided the initial premium has been paid (1) while the Insured is alive and (2) prior to any change in the health and insurability of the Insured as represented in the application.

For any insurance that has been reinstated, the effective date will be the Monthly Anniversary Day that coincides with or next follows the day the application for reinstatement is approved by the Company, provided the Insured is alive on such day.

TERMINATION OF COVERAGE. All coverage under this policy will automatically terminate upon whichever of the following occurs first:

1.  The Owner surrenders the policy.

2.  The Insured dies.

3. The grace period ends and the necessary premium payment has not been made prior to such time.

Any monthly deduction made after termination of coverage will not, by itself, be considered a reinstatement of the policy nor a waiver by the Company of the termination. Any such deduction will be refunded.

DEATH BENEFIT. If the Insured dies while the policy is in force, the Company will pay a death benefit based upon the Death Benefit Option in effect on the date of death, less (a) any indebtedness against the policy and (b) the amount of any partial surrenders.

The Death Benefit Options available under this policy are as follows:

  DEATH    Insured's Specified Amount includes the Accumulation Value.  The
 BENEFIT   Insured's death benefit (before deduction of any indebtedness against
OPTION 1 the policy and the amount of any partial surrenders) will equal the greater of:

           (a)  the Specified Amount on the date of death, or

           (b) an amount determined by the Company equal to that required by the Internal Revenue Code to maintain this contract as a life insurance policy (See Schedule 4). Any amount so determined will be set forth in the annual report which the Company will send to the Owner.

  DEATH    The Insured's Specified Amount is in addition to the Accumulation
BENEFIT    Value.  The Insured's death benefit (before deduction of any
OPTION 2 indebtedness against the policy and the amount of any partial surrenders) will equal the greater of:

           (a) the Specified Amount on the date of death plus the Accumulation Value on the date of death, or

           (b) an amount determined by the Company equal to that required by the Internal Revenue Code to maintain this contract as a life insurance policy (See Schedule 4). Any amount so determined will be set forth in the annual report which the Company will send to the Owner.

Unless the application for the policy indicates otherwise, or a change in the death benefit option is effected as provided below, the Company will consider Death Benefit Option 1 to be the option in effect.

CHANGES IN SPECIFIED AMOUNT. Unless provided otherwise, a change in Specified Amount may be effected any time while this policy is in force, subject to (a) the consent of the Company and (b) the following conditions:

1. All such changes must be requested in writing on a form satisfactory to the Company and filed at the Home Office.

2. If a decrease in the Insured's Specified Amount is requested, the decrease will become effective on the Monthly Anniversary Day that coincides with or next follows receipt of the request provided any requirements as determined by the Company are met.

    In such event, the Company will reduce the existing Specified Amount against the most recent increase first, then against the next most recent increases successively, and finally, against insurance provided under the original application; however, the Company reserves the right to limit the amount of any decrease so that the Specified Amount will not be less than the Minimum Specified Amount shown in the Policy Specifications.

3.  If an increase in the Insured's Specified Amount is requested:

    (a) a supplemental application must be submitted and evidence of insurability satisfactory to the Company must be furnished; and

    (b)  any other requirements as determined by the Company must be met.

    If the Company approves the request, the increase will become effective upon (i) the Monthly Anniversary Day that coincides with or next follows the date the request is approved by the Company and (ii) the deduction from the Accumulation Value (in proportion to the then current account values of the Fixed Account and/or Variable Account Sub-Accounts) of the first month's cost of insurance for the increase, provided the Insured is alive on such day.

4. If a request is made to change the death benefit from Death Benefit Option 1 to Death Benefit Option 2:

    (a) the Specified Amount will be reduced to equal the death benefit, less the Accumulation Value, as of the effective date of change; and

    (b) the effective date will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

5. If a request is made to change the death benefit from Death Benefit Option 2 to Death Benefit Option 1:

    (a) the Specified Amount will be increased to equal the death benefit as of the effective date of change; and

    (b) the effective date will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

The Company will not allow a decrease in the amount of insurance below the minimum amount required to maintain this contract as a life insurance policy under the Internal Revenue Code.

                                  GENERAL PROVISIONS

THE POLICY. The policy and the application for the policy constitute the entire contract between the parties. All statements made in the application will, in the absence of fraud, be deemed representations and not warranties. No statement will be used in defense of a claim under the policy unless it is contained in the application, and a copy of the application is attached to the policy when issued.

Only the President, a Vice President, a Secretary, a Director or an Assistant Director of the Company may execute or modify this policy.

The policy is executed at the administrator mailing address located on the front cover of the policy.

NON-PARTICIPATION.  The policy is not entitled to share in surplus distribution.

PAYMENT OF PROCEEDS.  Proceeds, as used in this policy, means the amount payable
(a) upon the surrender of this policy, or (b) upon the death of the Insured.

The proceeds payable to the Beneficiary upon receipt of due proof of the Insured's death will be the Death Benefit as of the date of death which takes into account (a) any indebtedness against the policy and (b) the amount of any partial surrenders (See "Death Benefit" provision). If the Insured dies during the grace period, the Company will pay the death benefit proceeds in effect immediately prior to the grace period reduced by any overdue monthly deductions.

If the policy is surrendered, the proceeds will be the surrender value described in the "Nonforfeiture and Surrender Value Provisions" section.

The proceeds are subject to the adjustments described in the following provisions:

1.      Misstatement of Age or Sex;

2.      Incontestability;

3.      Suicide;

4.      Grace Period;

5.      Indebtedness; and

6.      Partial Surrender

When settlement is made, the Company may require return of the policy.

DEFERMENT OF PAYMENTS. Any amounts payable as a result of loans, surrender, or partial surrenders will be paid within 7 days of the Company's receipt of such request. However, payment of amounts from the Variable Account Sub-Accounts may be postponed when the NYSE is closed or when the SEC declares an emergency. Additionally, the Company reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by the Company; during any such deferred period, the amount payable will bear interest as required by law.

MISSTATEMENT OF AGE OR SEX. If the age or sex of the Insured is misstated, the Company will adjust all benefits to the amounts that would have been purchased for the correct age and sex.

SUICIDE. If the Insured commits suicide, while sane or insane, within 2 years from the Date of Issue, the death benefit will be limited to a refund of premiums paid, less (a) any indebtedness against the policy and (b) the amount of any partial surrenders. If the Insured commits suicide, while sane or insane, within 2 years from the effective date of any increase in the Specified Amount, the death benefit payment with respect to such increase will be limited to a refund of the monthly charges for the cost of such additional insurance.

INCONTESTABILITY. Except for nonpayment of monthly deductions, this policy will be incontestable after it has been in force during the Insured's lifetime for 2 years from its Date of Issue. This means that the Company will not use any misstatement in the application to challenge a claim or avoid liability after that time. Any increase in the Specified Amount effective after the Date of Issue will be incontestable only after such increase has been in force for 2 years during the Insured's lifetime.

The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase. The basis for contesting after reinstatement will be (a) limited for a period of 2 years from the date of reinstatement and (b) limited to material misrepresentations made in the reinstatement application.

ANNUAL REPORT. The Company will send a report to the Owner at least once a year without charge. The report will show the Accumulation Value as of the reporting date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also show (a) the current death benefit, (b) the current policy values, (c) premiums paid and all deductions made since the last report, and (d) outstanding policy loans.

PROJECTION OF BENEFITS AND VALUES. The Company will provide a projection of illustrative future death benefits and values to the Owner at any time upon written request and payment of a reasonable service fee.

CHANGE OF PLAN. Within the first 2 Policy Years the Owner may exchange this policy without any evidence of insurability for any one of the permanent insurance policies then being issued by the Company to the same class to which this policy belongs. The request for the exchange must be received by the Company within 24 months from the Date of Issue of this policy. Unless otherwise agreed to between the Owner and the Company, the new policy shall have the same amount of insurance and surrender value as this policy as of the date of exchange, its Date of Issue shall be the date of exchange, and the Insured's issue age under the new policy shall be the Insured's then attained age (as of the date of exchange).

POLICY CHANGES - APPLICABLE LAW. This policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code in order for the Owner to receive the tax treatment accorded to life insurance under Federal law. Therefore, to maintain this qualification to the maximum extent permitted by law, the Company reserves the right to return any premium payments that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by the Company. Further, the Company reserves the right to make changes in this policy or to make distributions from the policy to the extent it deems necessary, in its sole discretion, to continue to qualify this policy as life insurance. Any such changes will apply uniformly to all policies that are affected. The Owner will be given advance written notice of such changes.

                       LINCOLN NATIONAL LIFE INSURANCE COMPANY
                   FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                     Death benefit payable upon death of Insured.
                        Flexible premiums.  Non-participating.
                   Investment results reflected in policy benefits.